Exhibit 3.115

ARTICLES OF ORGANIZATION

The undersigned, with the Intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1) The name of the Limited Liability Company Is:
PV Realty-Willow Tree, LLC

(2)The purpose for which the Limited Liability Company is filed is as follows:
To own real property and for any other lawful purpose.

(3) The address of the Limited Liability Company in Maryland Is
921 East Port Avenue, Suite 240, Baltimore, MD 21230

(4) The resident agent of the Limited Liability Company in Maryland is
The Corporation Trust Incorporated
whose address is	300 East Lombard Street Baltimore MD 21202

The Corporation Trust Incorporated
(5) /s/ Tasos A. Galiotos	(6) /s/ Anusha Putty
Tasos A. Galiotos, Authorized Person	Resident Agent
I hereby consent to my designation In this document.

Signature(s) of Authorized Person(s)

Filing party’s return address:
(7) Kerri S. Nesbit, Paralegal
Willcox & Savage, P.C.
222 Central Park Avenue, Suite 1500
Virginia Beach, VA 23462